================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): June 1, 1999


                                  FUNDTECH LTD.
           (Exact Name of Registrants as Specified in their Charters)


                                     ISRAEL
                 (State or Other Jurisdiction of Incorporation)


        333-08304                                           N/A
(Commission File Numbers)                  (I.R.S. Employer Identification Nos.)


                            C/O FUNDTECH CORP. 07302
                         30 MONTGOMERY STREET, SUITE 501
                             JERSEY CITY, NEW JERSEY
               (Address of Principal Executive Offices) (Zip Code)


                                 (201) 946-1100
              (Registrants' Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

================================================================================

Item 2.   Acquisition or Disposing of Assets.

          On June 15, 1999, Fundtech Ltd. (the "Company") consummated the purchase of all of the outstanding shares of Biveroni Batschelet Partners AG ("BBP", and such shares are hereinafter referred to as the "BBP Shares") from the Shareholders (as defined below), as contemplated under that certain Share Purchase Agreement, dated as of June 1, 1999 (the "Agreement"), by and among the Company, BBP, Jon A. Biveroni, George Malcotsis, Peter Auer, Per Trifunovic and Carlo Frey (Messrs. Biveroni, Malcotsis, Auer, Trifunovic and Frey are referred to herein as the "Shareholders"), the execution of which was previously disclosed in a press release filed under cover of a Current Report on Form 8-K on June 11, 1999, which Report is incorporated herein by reference. Immediately prior to the purchase of the BBP Shares, the Company assigned all of its rights to receive the BBP Shares to Fundtech Netherlands B.V.i.o., a Dutch corporation in formation and a wholly-owned subsidiary of the Company ("Sub").

          The aggregate purchase price paid by the Company for the BBP Shares was (i) CHF 15,000,000, in cash (the "Cash Consideration"), plus (ii) 105,315 newly issued shares of the Company, calculated at the USD/CHF exchange rate of 1.5315 and at an agreed price of $31.00 per ordinary share of the Company, equaling approximately CHF 5,000,000 (the "Share Consideration"). The Cash Consideration was paid through immediately available funds from the Company's working capital. The Share Consideration was deposited in escrow for a period of one year to guarantee certain obligations of BBP under the Agreement, pursuant to the escrow agreement, dated June 16, 1999 (the "Escrow Agreement"), by and among the Company, Sub, Dr. Marco Muller, as escrow agent, and Jon
          A. Biveroni, as representative of the Shareholders.

          BBP, incorporated under the laws of Switzerland, is a provider of software and services to banks. BBP's software and services facilitate the clearing and settlement of electronic payments through the Swiss Clearinghouse Interbank network. In addition, BBP offers software and services which facilitate the clearing and settlement of electronic payments in Euros and securities trades. BBP has a client base of about one hundred banks located in Switzerland, Germany, France and the United Kingdom.

          The foregoing descriptions of, and references to, all of the above-mentioned agreements and transactions are qualified in their entirety by reference to the complete texts of the agreements and documents which are filed herewith as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K, which texts are incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Business Acquired.

               In accordance with Item 7(a)(4) of Form 8-K, any financial statements of BBP required to be filed with the Commission will be filed as an amendment to this report under cover of Form 8-K/A on or before August 30, 1999.

          (b)  Pro Forma Financial Information.

               In accordance with Item 7(b)(2) of Form 8-K, any pro forma financial information required to be filed with the Commission will be filed as an amendment to this report under cover of Form 8-K/A on or before August 30, 1999.

          (c)  Exhibits

            Exhibit No.       Exhibit

               2.1 Share Purchase Agreement, dated as of June 1, 1999, by and among Fundtech Ltd., Biveroni Batschelet Partners AG and the Shareholders listed on Schedule I thereto.

               2.2 Escrow Agreement, dated June 16, 1999, by and among Fundtech Ltd., Fundtech Netherlands B.V.i.o., Dr. Marco Muller and Jon A. Biveroni.

               The Company agrees to furnish supplementally to the Commission, upon request, a copy of any exhibit or schedule to the Agreement not filed herewith.


                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     FUNDTECH LTD.
                                     (Registrant)

                                     By: /s/ Reuven Ben-Menachem
                                         -------------------------------
Date: June 29, 1999                      Reuven Ben-Menachem
                                         Chairman and Chief Executive Officer

                                  EXHIBIT INDEX


      Exhibit No.          Exhibit
      -----------          -------

         2.1 Share Purchase Agreement, dated as of June 1, 1999, by and among Fundtech Ltd., Biveroni Batschelet Partners AG and the Shareholders listed on Schedule I thereto.

         2.2 Escrow Agreement, dated June 16, 1999, by and among Fundtech Ltd., Fundtech Netherlands B.V.i.o., Dr. Marco Muller and Jon A. Biveroni.